Transmission Seminar
Hosted by Shields & Company and
Berenson & Company
January 7, 2010

forward-looking statement…
During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the
Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,”
“intends,” “plans,” “believes,” “seeks,” or “will.”
Except as noted herein, the information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted.
 Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s public filings with the SEC.

who we are…
(1) As of 9/30/09
(2) Book capitalization calculated as total debt, excluding capital leases, plus shareholders’ equity.
¾ 656,000 customers
 » 392,000 electric
 » 264,000 natural gas
¾ Approximately 123,000 square
 miles of service territory in
 Montana, Nebraska and South Dakota
¾ Total generation (mostly base load coal)
 » MT - 222 MW - regulated beginning 1/1/09
 » SD - 312 MW - regulated
¾ Total Assets: $2,754 MM (1)
¾ Total Capitalization: $1,666 MM (1)(2)
¾ Total Employees: 1,385
Located in states with relatively stable economies with potential grid expansion to support renewables.

¾ Solid operations
 » Cost competitive
 » Above-average reliability
 » Award-winning customer service
¾ Improving credit ratings and strong balance sheet and liquidity
 » Secured and unsecured investment grade ratings
 » Moody’s has us on “positive” outlook
¾ Positive earnings and ROE trend
 » Colstrip Unit 4 into rates effective January 1, 2009
 » Delivery services rate cases for Montana electric and natural gas
¾ Strong cash flows
 » NOLs and repair tax deduction provide an effective tax shield until likely 2014
¾ Competitive dividend
 » Current yield approximately 5.1%
¾ Improving regulatory environment
¾ Realistic growth prospects

NorthWestern’s attributes…

improving credit ratings…

strong balance sheet and liquidity…
¾ Debt / Total capitalization of 53.4% (9/30/09)
¾ October 2009
 » $55 million, 30 year First Mortgage Bonds issued at 5.71%
¾ June 2009
 » Extended unsecured revolver maturity to June 30, 2012
 » Increased size from $200 million to $250 million
¾ March 2009
 » $250 million, 10 year First Mortgage Bonds issued at 6.34%
¾ Total liquidity currently in the $190 million range
¾ Nearly all long-term debt matures 2014 or later

competitive dividend…

Goal for dividend payout ratio of 60% - 70%.
Current dividend yield about 5.1%.

near-term potential earnings drivers…
¾ 2010
 » Expecting flat volumes
 ♦ Due to higher mix of residential/commercial vs. industrial customers as compared to other utilities
 ● Electric: 67% Residential & Commercial, 33% Industrial
 ● Natural Gas: 99% Residential & Commercial, 1% Industrial
 » Montana rate adjustment expected to take effect second half of 2010
¾ 2011
 » Full year effect of Montana rate adjustment
 » South Dakota and Nebraska natural gas rate adjustments expected
 » Mill Creek in rate base
 ♦ Approximately $10 million annualized contribution to net income
Near-term earnings drivers independent of transmission projects.

longer-term potential earnings drivers …
¾ Distribution system enhancements
 » Exploring incremental rate based investment (early stages)
¾ Energy supply
 » Mill Creek Generation Station
 » South Dakota peaking generation
 » Natural gas reserves (early stages)
 » Wind projects and other renewable projects (early stages)
¾ Transmission projects
 » Colstrip 500 kV upgrade
 » 230 kV Renewable Collector System
 » Mountain States Transmission Intertie (MSTI)
 » Electric Transmission America (ETA) (early stages)
 » Green Power Express (ITC) (early stages)

Balanced growth opportunities across the business.

10

transmission network summary…
¾ Requests to perform
 new functions
¾ Help meet RPS and
 other environmental
 goals
 » Transmission
 investment driven by
 demand for
 renewables
¾ Investments with
 externality and
 coordination
 challenges
¾ State, regional national
 interests

wind potential in our service territory…

demand for renewables increasing…

Montana wind development…

Xx
x

Montana is between resources & loads…

NWE proposed transmission projects…
Collector System
Colstrip Upgrade
MSTI

Colstrip 500 kV upgrade…

¾ NWE, other Colstrip Transmission owners and BPA
¾ Upgrade existing 500 kV lines from Colstrip MT to Mid C
¾ Provide additional access to Northwest markets
¾ May Add 500-700 MW capacity
¾ In service 2012
Garrison Sub
Colstrip Gen
Bozeman
Missoula
Billings
Great Falls
Helena
Broadview Sub
Existing CTS 500 kV
New 500/230 Substation
Existing BPA 500 kV
Butte

Mountain States Transmission Intertie…
¾ 500 kV AC line from Townsend
 MT to Midpoint Substation near
 Twin Falls ID
¾ Approximately 430 miles
 depending on final route
¾ 2 major substations in MT; 1
 interconnection in Idaho
¾ Advanced stages of public
 siting and review - began in
 2007
¾ 1500 MW path rating capacity
 expected
¾ Current project cost is $1
 billion

Collector project…
¾ Currently 3,700 MW in
 generation interconnection
 queue
¾ Provides a radial gathering
 system for new generation
 to access MSTI and the ‘grid’
¾ Informational meeting with
 customers in early 2010
¾ The actual project defined
 through an Open Season in
 early 2010
¾ Current project cost is up to
 $220 million per line
¾ The target in service date is
 late 2014
New
Townsend
Substation
High
Wind
Area
Potential
Collector
Lines

other proposed transmission projects…
HVDC
Zephyr
TransCanada
SWIP
LS Power
Chinook
TransCanada

capex spending - next few years…
We will move forward with
the funding of these projects
only when they make
economic sense.
Additional equity not
anticipated until we proceed
with MSTI or other major
investments.
MSTI project is now slated for
early 2015 and capex has
been modified accordingly.
Capital still shown at 100%
but still evaluating partners.
Utility Maintenance
Capex is funded 100%
by free cash flow.

growth project potential…
Opportunity to double and diversify earnings as compared with our existing
$1.5 billion rate base.

in summary…
¾ Solid operations
¾ Improving credit ratings and strong balance
 sheet and liquidity
¾ Positive earnings and ROE trend
¾ Strong cash flows
¾ Competitive dividend
¾ Improving regulatory environment
¾ Realistic growth prospects